As filed with the Securities and Exchange Commission on February 2, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PROSPERITY BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Texas	74-2331986
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Prosperity Bank Plaza

4295 San Felipe

Houston, Texas 77027

(713) 693-9300

(Address of Principal Executive Offices Including Zip Code)

Texas United Bancshares, Inc. 1998 Incentive Stock Option Plan

Texas United Bancshares, Inc. 2004 Stock Incentive Plan

1998 Incentive Stock Option Plan for Gateway Holding Company, Inc.

Stock Option Agreement

(Full title of Plans)

David Zalman

Prosperity Bancshares, Inc.

Prosperity Bank Plaza

4295 San Felipe

Houston, Texas 77027

(Name and address of agent for service)

(713) 693-9300

(Telephone number, including area code, of agent for service)

Copy to:

Charlotte M. Rasche

Bracewell & Giuliani LLP

South Tower Pennzoil Place

711 Louisiana Street, Suite 2300

Houston, Texas 77002-2770

(713) 223-2300

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(1)(2)	Proposed Maximum Aggregate Offering Price(1) thru (19)	Amount of Registration Fee
Common Stock, $1.00 par value	179,956 shares	$5.00(3) $5.16(4) $5.73(5) $6.07(6) $6.45(7) $10.66(8) $10.67(9) $11.33(10) $12.66(11) $13.63(12) $17.41(13) $17.99(14) $18.00(15) $18.65(16) $18.80(17) $18.86(18) $20.16(19)	$2,360,796	$252.61

(1)	This Registration Statement shall also include an indeterminate number of additional shares of Common Stock which may be offered and issued pursuant to the antidilution provisions of the Texas United Bancshares, Inc. 1998 Incentive Stock Option Plan, Texas United Bancshares, Inc. 2004 Stock Incentive Plan, the 1998 Incentive Stock Option Plan for Gateway Holding Company, Inc. and the Stock Option Plan (collectively, the “Plans”).
(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h).
(3)	16,875 shares under the Plans are valued at an exercise price of $5.00 pursuant to options to acquire such shares which are outstanding under the Plans.
(4)	5,687 shares under the Plans are valued at an exercise price of $5.16 pursuant to options to acquire such shares which are outstanding under the Plans.
(5)	35,626 shares under the Plans are valued at an exercise price of $5.73 pursuant to options to acquire such shares which are outstanding under the Plans.
(6)	3,956 shares under the Plans are valued at an exercise price of $6.07 pursuant to options to acquire such shares which are outstanding under the Plans.
(7)	2,637 shares under the Plans are valued at an exercise price of $6.45 pursuant to options to acquire such shares which are outstanding under the Plans.
(8)	750 shares under the Plans are valued at an exercise price of $10.66 pursuant to options to acquire such shares which are outstanding under the Plans.
(9)	750 shares under the Plans are valued at an exercise price of $10.67 pursuant to options to acquire such shares which are outstanding under the Plans.
(10)	7,500 shares under the Plans are valued at an exercise price of $11.33 pursuant to options to acquire such shares which are outstanding under the Plans.
(11)	8,125 shares under the Plans are valued at an exercise price of $12.66 pursuant to options to acquire such shares which are outstanding under the Plans.
(12)	750 shares under the Plans are valued at an exercise price of $13.63 pursuant to options to acquire such shares which are outstanding under the Plans.
(13)	10,000 shares under the Plans are valued at an exercise price of $17.41 pursuant to options to acquire such shares which are outstanding under the Plans.
(14)	4,500 shares under the Plans are valued at an exercise price of $17.99 pursuant to options to acquire such shares which are outstanding under the Plans.
(15)	35,800 shares under the Plans are valued at an exercise price of $18.00 pursuant to options to acquire such shares which are outstanding under the Plans.
(16)	20,500 shares under the Plans are valued at an exercise price of $18.65 pursuant to options to acquire such shares which are outstanding under the Plans.
(17)	3,500 shares under the Plans are valued at an exercise price of $18.80 pursuant to options to acquire such shares which are outstanding under the Plans.
(18)	18,000 shares under the Plans are valued at an exercise price of $18.86 pursuant to options to acquire such shares which are outstanding under the Plans.
(19)	5,000 shares under the Plans are valued at an exercise price of $20.16 pursuant to options to acquire such shares which are outstanding under the Plans.

PART I.

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

*     The information required by Items 1 and 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the Note to Part I of Form S-8 and Rule 428 promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

PART II.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by Prosperity Bancshares, Inc., a Texas corporation (the “Company”), (Commission File No. 000-25051) with the Securities and Exchange Commission (the “Commission”) are incorporated by reference into this Registration Statement as of their respective dates:

•	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005;

•	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006;

•	The Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006;

•	The Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006;

•	The Company’s Current Report on Form 8-K filed on March 9, 2006;

•	The Company’s Current Report on Form 8-K filed on April 6, 2006;

•	The Company’s Current Report on Form 8-K filed on April 20, 2006;

•	The Company’s Current Report on Form 8-K filed July 19, 2006 (except for Item 7.01 and Exhibit 99.2, which were furnished to the SEC);

•	The Company’s Current Report on Form 8-K filed August 15, 2006;

•	The Company’s Current Report on Form 8-K filed September 21, 2006;

•	The Company’s Current Report on Form 8-K filed October 19, 2006;

•	The Company’s Current Report on Form 8-K filed February 2, 2007, as amended; and

•	The description of the Company’s common stock, par value $1.00 per share, contained in the Company’s Registration Statement on Form 8-A dated November 10, 1998.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement and prior to the filing of a post-effective amendment hereto which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Company’s Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) and Amended and Restated Bylaws (“Bylaws”) require the Company to indemnify officers and directors of the Company to the fullest extent permitted by Article 2.02-1 of the Texas Business Corporation Act (“TBCA”) of the State of Texas. Generally, Article 2.02-1 of the TBCA permits a corporation to indemnify a person who was, is, or is threatened to be a named defendant or respondent in a proceeding because the person was or is a director or officer if it is determined that such person (i) conducted himself in good faith, (ii) reasonably believed (a) in the case of conduct in his official capacity as a director or officer of the corporation, that his conduct was in the corporation’s best interests or (b) in the case of other situations, that his conduct was at least not opposed to the corporation’s best interests and (iii) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. In addition, the TBCA requires a corporation to indemnify a director or officer for any action that such director or officer is wholly successful in defending on the merits.

The Company’s Articles of Incorporation provide that a director of the Company will not be liable to the corporation for monetary damages for an act or omission in the director’s capacity as a director, except to the extent not permitted by law. Texas law does not permit exculpation of liability in the case of (i) a breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) an act or omission not in good faith that involves intentional misconduct or a knowing violation of the law, (iii) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director’s office or (iv) an act or omission for which the liability of the director is expressly provided by statute.

The Company’s Amended and Restated Articles of Incorporation permit the Company to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Company or who is or was serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another business, foreign, domestic or non-profit corporation, partnership, joint venture, sole proprietorship, trust or other enterprise or employee benefit plan, against any liability asserted against such person and incurred by such person in such a capacity or arising out of such person’s status as such a person, whether or not the Company would have the power to indemnify such person against that liability.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

4.1	Form of certificate representing shares of Prosperity common stock (incorporated herein by reference to Exhibit 4 to the Company’s Registration Statement on Form S-1 (Registration No. 333-63267)).

4.2*†	Texas United Bancshares, Inc. 1998 Incentive Stock Option Plan.

4.3*†	Texas United Bancshares, Inc. 2004 Stock Incentive Plan.

4.4*†	1998 Incentive Stock Option Plan for Gateway Holding Company, Inc.

4.5*†	Stock Option Agreement dated July 1, 1998 by and between Texas United Bancshares, Inc. and L. Steve Stapp.

5.1*	Opinion of Bracewell & Giuliani LLP as to the validity of the Common Stock registered hereunder.

23.1*	Consent of Deloitte & Touche LLP.

23.2*	Consent of Bracewell & Giuliani LLP (included in the opinion filed as Exhibit 5.1 hereto).

24.1*	Powers of Attorney (included on signature page hereto).

*	Filed herewith.
†	Management contract or compensatory plan or arrangement.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of

1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing on an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on February 2, 2007.

PROSPERITY BANCSHARES, INC.
(Registrant)

By:	/s/ David Zalman
David Zalman
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints David Zalman and James D. Rollins III, with full power to each of them to act without the other, the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities (until revoked in writing), to sign this Registration Statement on Form S-8 and any and all amendments (including post-effective amendments) thereto, to file the same, together with all exhibits thereto and documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices and other documents necessary or advisable to comply with the applicable state securities authorities, granting unto said attorney-in-fact and agent, or his or their substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, thereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment has been signed by the following persons in the capacities indicated and on the 2nd day of February, 2007.

Signature	Title	Date

/s/ David Zalman David Zalman	Chairman of the Board and Chief Executive Officer (principal executive officer)	February 2, 2007

/s/ David Hollaway David Hollaway, CPA	Chief Financial Officer (principal financial officer and principal accounting officer)	February 2, 2007

/s/ James A. Bouligny James A. Bouligny	Director	February 2, 2007

/s/ Charles A. Davis, Jr. Charles A. Davis, Jr.	Director	February 2, 2007

/s/ William H. Fagan William H. Fagan, M.D.	Director	February 2, 2007

/s/ Ned S. Holmes Ned S. Holmes	Director	February 2, 2007

/s/ D. Michael Hunter D. Michael Hunter	Director	February 2, 2007

/s/ S. Reed Morian S. Reed Morian	Director	February 2, 2007

/s/ Perry Mueller, Jr., D.D.S. Perry Mueller, Jr., D.D.S.	Director	February 2, 2007

/s/ James D. Rollins III James D. Rollins III	Director	February 2, 2007

/s/ Tracy T. Rudolph Tracy T. Rudolph	Director	February 2, 2007

/s/ Harrison Stafford II Harrison Stafford II	Director	February 2, 2007

/s/ Robert Steelhammer Robert Steelhammer	Director	February 2, 2007

L. Don Stricklin	Director	February 2, 2007

/s/ H. E. Timanus, Jr. H. E. Timanus, Jr.	Director	February 2, 2007

INDEX TO EXHIBITS

4.1	Form of certificate representing shares of Prosperity common stock (incorporated herein by reference to Exhibit 4 to the Company’s Registration Statement on Form S-1 (Registration No. 333-63267)).

4.2*†	Texas United Bancshares, Inc. 1998 Incentive Stock Option Plan.

4.3*†	Texas United Bancshares, Inc. 2004 Stock Incentive Plan.

4.4*†	1998 Incentive Stock Option Plan for Gateway Holding Company, Inc.

4.5*†	Stock Option Agreement dated July 1, 1998 by and between Texas United Bancshares, Inc. and L. Steve Stapp.

5.1*	Opinion of Bracewell & Giuliani LLP as to the validity of the Common Stock registered hereunder.

23.1*	Consent of Deloitte & Touche LLP.

23.2*	Consent of Bracewell & Giuliani LLP (included in the opinion filed as Exhibit 5.1 hereto).

24.1*	Powers of Attorney (included on signature page hereto).

*	Filed herewith.
†	Management contract or compensatory plan or arrangement.